UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): February 3, 2023
KIORA PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

001-36672	98-0443284
(Commission File Number)	(IRS Employer Identification No.)

332 Encinitas Blvd.
Suite 102
Encinitas, CA 92024
(781) 788-9043
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, $0.01 par value	KPRX	NASDAQ
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry Into a Material Definitive Agreement.

Private Placement

On February 2, 2023, Kiora Pharmaceuticals, Inc. (the “Company”), entered into a securities purchase agreement (the “Securities Purchase Agreement”), with Lincoln Park Capital Fund, LLC (“Lincoln Park”), pursuant to which the Company agreed to issue and sell to Lincoln Park, and Lincoln Park agreed to purchase from the Company (i) 52,798 shares (the “Private Placement Shares”) of the Company’s Common Stock, par value $0.01 per share (“Common Stock”) and (ii) warrants (the “Warrants”) to initially purchase an aggregate of up to 105,596 shares of Common Stock (the “Warrant Shares”), at an exercise price of $3.538 per share. The combined purchase price for each Private Placement Share and two Warrants is $3.788, which price represents the “Minimum Price” in accordance with Nasdaq Listing Rule 5635(d), for expected aggregate gross proceeds of $200,000.00. The closing of the private placement is expected to occur on February 3, 2023, subject to satisfaction of customary closing conditions.

The Warrants will become exercisable upon the six-month anniversary of the Closing Date and thereafter at any time during the five-year period following such date. If a resale registration statement covering the shares of Common Stock underlying the Warrants is not effective and available at the time of exercise, the Warrants may be exercised by means of a “cashless” exercise formula. The warrants do not contain any “price protection” anti-dilution protection or any “price reset” provisions pursuant to which the exercise price of the warrants is subject to adjustment or reset at a future date or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market prices for the Common Stock, or upon any future issuance or sale by the Company of shares of its capital stock or securities exercisable or exchangeable for or convertible into shares of the Company’s capital stock at exercise or conversion prices below the exercise price of the warrants, other than standard pro rata adjustments for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction that would impact our Common Stock generally.

On February 2, 2023 and in connection with the Securities Purchase Agreement, the Company entered into a customary registration rights agreement with Lincoln Park (the “Private Placement Registration Rights Agreement”). The Private Placement Registration Rights Agreement requires the Company to, at the election of Lincoln Park, register the Private Placement Shares on any registration statement that the Company files during the six-month period following the closing under the Securities Purchase Agreement, subject to certain exceptions. However, the Private Placement Registration Rights Agreement does not afford any registration rights with respect to the Warrants that were issued and sold by the Company to Lincoln Park in the private placement, or with respect to the 105,596 Warrant Shares underlying such Warrants.

There are no restrictions on future financings, rights of first refusal, participation rights, penalties or liquidated damages in the Securities Purchase Agreement or Private Placement Registration Rights Agreement, except that the Company (i) is prohibited (with certain limited exceptions) from entering into a “Variable Rate Transaction,” as defined in the Securities Purchase Agreement, for a certain period of time beginning on the date of the Securities Purchase Agreement, and (ii) will be required to pay certain liquidated damages to Lincoln Park if (A) the Company fails for any reason to satisfy the current public information requirement under Rule 144(c) under the Securities Act of 1933, as amended (the “Securities Act”), or (B) the Company fails to deliver to Lincoln Park the Private Placement Shares, or Warrant Shares issuable upon exercise of the warrants, purchased by Lincoln Park in the private placement free of restrictive legends or any other restrictions on transfer thereof within a specified period of time after the date the Company is required to do so as set forth in the Securities Purchase Agreement.

The foregoing descriptions of the Warrants, the Securities Purchase Agreement and the Private Placement Registration Rights Agreement are qualified in their entirety by reference to the full text of such documents, copies of which are attached hereto as Exhibits 4.1, 10.1 and 10.2, respectively, and each of which is incorporated herein in its entirety by reference. The representations, warranties and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

Committed Equity Financing

On February 3, 2023, the Company entered into a purchase agreement (the “Purchase Agreement”) and a registration rights agreement (the “Registration Rights Agreement”), with Lincoln Park, pursuant to which Lincoln Park has committed to purchase up to $10.0 million of Common Stock (subject to certain limitations), from time to time and at the Company’s sole discretion over the term of the Purchase Agreement.

Under the terms and subject to the conditions of the Purchase Agreement, the Company has the right, but not the obligation, to sell to Lincoln Park, and Lincoln Park is obligated to purchase up to $10.0 million of the Company’s

Common Stock. Such sales of Common Stock by the Company, if any, will be subject to certain limitations set forth in the Purchase Agreement, and may occur from time to time, at the Company’s sole discretion, over the 36-month period commencing on the date that the conditions to Lincoln Park’s purchase obligation set forth in the Purchase Agreement are satisfied, including that a registration statement covering the resale by Lincoln Park of shares of Common Stock that have been and may be issued to Lincoln Park under the Purchase Agreement, which the Company agreed to file with the Securities and Exchange Commission (the “SEC”) pursuant to the Registration Rights Agreement, is declared effective by the SEC and a final prospectus relating thereto is filed with the SEC (the date on which all of such conditions are satisfied, the “Commencement Date”).

From and after the Commencement Date, the Company may from time to time on any business day, by written notice delivered by the Company to Lincoln Park, direct Lincoln Park to purchase up to 35,000 shares of Common Stock on such business day, at a purchase price per share that will be determined and fixed in accordance with the Purchase Agreement at the time the Company delivers such written notice to Lincoln Park (each, a “Regular Purchase”). The maximum number of shares the Company may sell to Lincoln Park in a Regular Purchase may be increased to up to 50,000 shares, with the applicable maximum share limit determined by whether the closing price for Common Stock on the applicable purchase date exceeds certain price thresholds set forth in the Purchase Agreement, in each case, subject to adjustment for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction as provided in the Purchase Agreement. Lincoln Park’s maximum purchase commitment in any single Regular Purchase may not exceed $1,000,000. The purchase price per share of Common Stock sold in each such Regular Purchase, if any, will be based on prevailing market prices of the Common Stock immediately preceding the time of sale as computed under the Purchase Agreement.

In addition to Regular Purchases, provided that the Company has directed Lincoln Park to purchase the maximum amount of shares that the Company is then able to sell to Lincoln Park in a Regular Purchase and the closing sale price of the Common Stock is not below $1.00 per share on such date, the Company may, in its sole discretion, also direct Lincoln Park to purchase additional shares of Common Stock in “accelerated purchases,” and “additional accelerated purchases” as set forth in the Purchase Agreement. The purchase price per share of Common Stock sold in each such accelerated purchase and additional accelerated purchase, if any, will be based on prevailing market prices of the Common Stock at the time of sale as computed under the Purchase Agreement. There are no upper limits on the price per share that Lincoln Park must pay for shares of Common Stock in any purchase under the Purchase Agreement.

The Company will control the timing and amount of any sales of Common Stock to Lincoln Park pursuant to the Purchase Agreement. Lincoln Park has no right to require the Company to sell any shares of Common Stock to Lincoln Park, but Lincoln Park is obligated to make purchases as the Company directs, subject to certain conditions.

Actual sales of shares of Common Stock to Lincoln Park will depend on a variety of factors to be determined by the Company from time to time, including, among others, market conditions, the trading price of the Company’s Common Stock and determinations by the Company as to the appropriate sources of funding for the Company and its operations. The net proceeds under the Purchase Agreement to the Company will depend on the frequency and prices at which the Company sells shares of its stock to Lincoln Park. The Company expects that any proceeds received by the Company from such sales to Lincoln Park will be used to support its operations, including clinical trials, for working capital and for other general corporate purposes.

The aggregate number of shares that the Company can issue to Lincoln Park under the Purchase Agreement may in no case exceed 359,114 shares (subject to adjustment as described above) of the Common Stock (which is equal to approximately 19.99% of the shares of the Common Stock outstanding immediately prior to the execution of the Purchase Agreement) (the “Exchange Cap”), unless (i) stockholder approval is obtained to issue Purchase Shares above the Exchange Cap, or (ii) the average price of all applicable sales of Common Stock to Lincoln Park under the Purchase Agreement equals or exceeds $3.538 per share (representing the lower of the official closing price of the Common Stock on Nasdaq on the trading day immediately preceding the date of the Purchase Agreement and the average official closing price of the Common Stock on Nasdaq for the five consecutive trading days ending on the trading day immediately preceding the date of the Purchase Agreement), so that the Exchange Cap limitation would not apply to issuances and sales of Common Stock under the Purchase Agreement pursuant to the rules of The Nasdaq Capital Market.

The Purchase Agreement prohibits the Company from directing Lincoln Park to purchase any shares of Common Stock if those shares, when aggregated with all other shares of Common Stock then beneficially owned by Lincoln Park (as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended, and Rule 13d-3 thereunder), would result in Lincoln Park beneficially owning more than 9.99% of the outstanding shares of Common Stock.

There are no restrictions on future financings, rights of first refusal, participation rights, penalties or liquidated damages in the Purchase Agreement or Registration Rights Agreement, except that the Company is prohibited (with certain limited exceptions) from entering into a “Variable Rate Transaction,” as defined in the Purchase Agreement, for a certain period of time beginning on the date of the Purchase Agreement. Lincoln Park has agreed not to engage in or effect, directly or indirectly, for its own principal account or for the principal account of any of its affiliates, any short sales of the Common Stock or hedging transaction that establishes a net short position in the Common Stock during the term of the Purchase Agreement.

The Purchase Agreement and the Registration Rights Agreement contain customary representations, warranties, conditions and indemnification obligations of the parties. The Company has the right to terminate the Purchase Agreement at any time with one business days’ notice, at no cost or penalty. During any “event of default” under the Purchase Agreement, Lincoln Park does not have the right to terminate the Purchase Agreement; however, the Company may not initiate any regular or other purchase of shares by Lincoln Park, until such event of default is cured.

The foregoing descriptions of the Purchase Agreement and the Registration Rights Agreement are qualified in their entirety by reference to the full text of such agreements, copies of which are attached hereto as Exhibits 10.3 and 10.4, respectively, and each of which is incorporated herein in its entirety by reference. The representations, warranties and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

This current report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any shares of common stock in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 3.02. Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02.

In the Securities Purchase Agreement and in the Purchase Agreement, Lincoln Park represented to the Company, among other things, that it is an “accredited investor” (as such term is defined in Rule 501(a)(3) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”)). The securities referred to in this current report on Form 8-K were, and will be, issued and sold by the Company to Lincoln Park in reliance upon the exemptions from the registration requirements of the Securities Act afforded by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D thereunder.

Item 8.01 Other Events.

On February 3, 2023, the Company issued a press release announcing the signing of the Securities Purchase Agreement and the Purchase Agreement. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.
(d)Exhibits.

Exhibit Number	Title

4.1	Form of Warrant

10.1	Securities Purchase Agreement, dated as of February 2, 2023, by and between Kiora Pharmaceuticals, Inc. and Lincoln Park Capital Fund, LLC

10.2	Registration Rights Agreement, dated as of February 2, 2023, by and between Kiora Pharmaceuticals, Inc. and Lincoln Park Capital Fund, LLC

10.3*	Purchase Agreement, dated as of February 3, 2023, by and between Kiora Pharmaceuticals, Inc. and Lincoln Park Capital Fund, LLC

10.4*	Registration Rights Agreement, dated as of February 3, 2023, by and between Kiora Pharmaceuticals, Inc. and Lincoln Park Capital Fund, LLC

99.1	Press Release of the Company, dated February 3, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
*Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish copies of any of the omitted schedules and exhibits upon request by the U.S. Securities and Exchange Commission.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KIORA PHARMACEUTICALS, INC.

By:	/s/ Brian M. Strem, Ph.D.
Brian M. Strem, Ph.D.
President and Chief Executive Officer

Date: February 3, 2023